UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2006

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2006, the Registrant entered into a Second Amendment to Rights Agreement (the "Amendment") with Computershare Investor Services, LLC, a copy of which is included as Exhibit 4 to this Report and incorporated herein by this reference. Pursuant to the Amendment, the Registrant substituted Computershare Investor Services, LLC for The Bank of New York as the Registrant’s rights agent with respect to its common stock purchase rights.

Item 8.01 Other Events.

Effective August 22, 2006, the Registrant appointed Computershare Investors Services LLC as its new stock transfer agent, registrar and dividend disbursement and reinvestment agent with respect to its common stock and as its new rights agent with respect to its common stock purchase rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

Exhibit 4 Second Amendment to Rights Agreement dated as of August 22, 2006 between Newell Rubbermaid Inc. and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A dated August 22, 2006, File No. 001-09608).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

August 23, 2006	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Vice President, General Counsel and Corporate Secretary